UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 22, 2014

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (507) 454-5374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the director age-limitation policy adopted by the board of directors of Fastenal Company (the “Company”) in 2012, two of the Company’s directors, Robert A. Kierlin, who was chairman of the board of the Company, and Stephen M. Slaggie, retired from service on the board effective immediately after the Company’s annual meeting of shareholders held on April 22, 2014 (the “Annual Meeting”). The director-age limitation policy is described in the Company’s proxy statement for the Annual Meeting. Willard D. Oberton, who is the chief executive officer of the Company, assumed the additional position of chairman of the board of the Company effective immediately after the Annual Meeting.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As noted above, on April 22, 2014, the Company held its Annual Meeting in Winona, Minnesota. As of the record date for the Annual Meeting, there were 296,773,769 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. There were 265,153,518 shares of Common Stock represented in person or by proxy at the Annual Meeting; therefore, a quorum was present. The following is a brief summary of each matter voted upon at the Annual Meeting:

•
Proposal #1 – Election of directors. The election of a board of directors consisting of nine members to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified. The voting results were as follows:

Names of Directors	Total Number of Votes For	Total Number of Votes Against	Total Number of Votes Abstaining
Willard D. Oberton	221,159,692	2,889,615	848,573
Michael M. Gostomski	208,547,939	16,139,834	210,107
Michael J. Dolan	206,997,493	17,592,096	308,291
Reyne K. Wisecup	222,151,891	2,418,593	327,396
Hugh L. Miller	210,313,873	14,116,855	467,152
Michael J. Ancius	219,610,133	4,823,681	464,066
Scott A. Satterlee	210,610,647	13,799,022	488,211
Rita J. Heise	220,367,653	4,034,207	496,020
Darren R. Jackson	210,609,869	13,811,795	476,216
There were 40,255,638 broker non-votes.
Based on the votes set forth above, all of the foregoing persons were duly elected to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified.

•	Proposal #2 – Ratification of appointment of independent registered public accounting firm for the year ending December 31, 2014. The voting results were as follows:

For	Against	Abstain
250,633,597	14,212,577	307,344

Based on the votes set forth above, the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014 was duly ratified by our shareholders.

•
Proposal #3 – An advisory vote on a non-binding resolution to approve the compensation of Fastenal’s named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting. The voting results were as follows:

For	Against	Abstain
218,553,785	5,545,018	799,077

There were 40,255,638 broker non-votes.
Based on the votes set forth above, the resolution for the approval, on an advisory basis, of the compensation of our named executive officers was duly adopted by our shareholders.
Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com. FAST-G

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENAL COMPANY

Date: April 24, 2014	/s/ Sheryl A. Lisowski

Sheryl A. Lisowski
Controller & Chief Accounting Officer